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                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 42 to Registration Statement on Form N-1A under the Securities Act of 1933, filed under Registration Statement No. 33-46973, relating to Payden & Rygel Investment Group, including Global Short Bond Fund, Global Fixed Income Fund, Emerging Markets Bond Fund, Global Balanced Fund, European Growth & Income Fund, European Aggressive Growth Fund, Growth & Income Fund, Market Return Fund, U.S. Growth Leaders Fund, Bunker Hill Money Market Fund, Limited Maturity Fund, Short Bond Fund, U.S. Government Fund, GNMA Fund, Investment Quality Bond Fund, Total Return Fund, High Income Fund, Short Duration Tax Exempt Fund, Tax Exempt Bond Fund, and California Municipal Income Fund of our report dated December 10, 1999 appearing in the annual report to shareholders of Payden & Rygel Investment Group for October 31, 1999 and to the references to us under the captions "Financial Highlights", "Independent Auditors" and "Financial Statements" in such Registration Statement.



DELOITTE & TOUCHE LLP

New York, New York
February 23, 2000